UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August  3, 2011

SeaBright Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34204	56-2393241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 4th Avenue, Suite 2600
Seattle, Washington 98101
(Address of Principal executive offices, including Zip Code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on July 7, 2011, Scott H. Maw notified SeaBright Holdings, Inc. (the “Company”) of his decision to resign as senior vice president, chief financial officer and assistant secretary of the Company effective August 5, 2011.  Pursuant to his Employment Agreement with the Company, previously filed with Form 8-K on February 9, 2011,  Mr. Maw agreed to forfeit and refund to the Company all of the 34,501 vested shares of common stock held by him.  The forfeiture of these 34,501 shares, in addition to 12,823 shares previously surrendered, will result in the forfeiture and surrender to the Company of all shares of restricted stock that vested during Mr. Maw's employment with the Company. In the course of executing this forfeiture, Mr. Maw and the Company discovered that, whereas Section 3(e) of the Employment Agreement correctly provides for the option of returning the shares awarded on February 3, 2011, it inadvertently omitted that same option for the shares awarded on February 23, 2010.  On August 3, 2011, the Board of Directors of the Company approved an amendment to Section 3(e) to correct the error and conform Section 3(e) of the Employment Agreement to the intention of the parties to the agreement.  A copy of the Amendment to Section 3 is attached to this current report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

      (d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT HOLDINGS, INC.
By:	/s/ John G. Pasqualetto
John G. Pasqualetto
Chairman, President and Chief Executive Officer

Date: August  5, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Section 3(e) of the Amended Employment Agreement, dated as of August 3, 2011, between Scott H. Maw and SeaBright Insurance Company.